EXHIBIT 99.1

Recruiter.com Group, Inc. Announces Completion of Sale of Website to Job Mobz and Repayment of Senior Debt

Bristol, CT – September 24, 2024 – Recruiter.com Group, Inc. (NASDAQ: RCRT) (the “Company”) today announced the completion of the sale of its website and certain associated intellectual property,www.recruiter.com, to Job Mobz, Inc. The sale is part of the Company’s ongoing efforts to streamline operations and enhance shareholder equity.

In conjunction with this transaction, the Company has fully repaid its outstanding senior debt under the terms of the Loan and Security Agreement, originally issued by Montage Capital II, L.P. As part of this repayment, the Company has also reached a debt settlement agreement with a private investor to whom the debt was transferred. This settlement involves the issuance of 720,000 shares of common stock in exchange for the full settlement of the loan and all associated obligations.

“We are pleased to have completed this key step in our restructuring process,” said Granger Whitelaw, CEO of the Company. “The sale of our website and the full repayment of senior debt gives the Company a stronger balance sheet and greater flexibility for future initiatives. We are excited about the path ahead and expect to announce new developments in the near future as we continue to refine our business and explore opportunities.”

Miles Jennings, CFO of the Company and incoming CEO of the planned CognoGroup spinout said, "I'm pleased to continue our strong relationship with Job Mobz as they assume control of the Recruiter.com platform. While we prepare for the planned spinout of CognoGroup, I look forward to continuing our collaboration. This partnership is an important step as we both focus on our core strengths and look toward future growth."

The Company also announced that investor relations and communications will be transitioning over the next 30 days. While investors are encouraged to continue monitoring filings and press releases from Recruiter.com Group, Inc., the www.recruiter.com website will reflect Job Mobz’s operations going forward. Until a new investor communications channel is launched, filings and official updates will remain accessible through https://investors.recruiter.com.

The Company will provide further updates regarding its ongoing transition as appropriate.

About Recruiter.com Group, Inc.

Recruiter.com Group, Inc. (NASDAQ: RCRT) is a publicly traded company dedicated to providing innovative technology-enabled solutions and services. As part of an ongoing restructuring, the Company is focused on optimizing its operations to better serve its stakeholders. Through its continued efforts to streamline and enhance its offerings, Recruiter.com Group, Inc. aims to deliver value-driven results for businesses and investors alike. Visit https://investors.recruiter.com for more information and filings.

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About Job Mobz

Founded in 2012, Job Mobz is one of the premier RPO firms worldwide, specializing in Recruitment Process Outsourcing (RPO) and Employer of Record (EOR) services. The company excels in sourcing, screening, identifying, and hiring world-class candidates in any geography, function, and timeframe. Job Mobz serves early-stage startups to Fortune 500 clients, delivering high-quality recruiting services tailored to their unique needs. In 2024, HRO Today recognized Job Mobz/Recruiter.com as a Bakers Dozen Top RPO provider.

To stay up-to-date with the latest news, follow Job Mobz on social media:

LinkedIn: https://www.linkedin.com/company/job-mobz

Twitter: https://twitter.com/JobMobz

Contact:

Recruiter.com Group, Inc.

123 Farmington Avenue, Suite 252

Bristol, CT 06010

Phone: (855) 931-1500

Email: investors@recruiter.com

Forward-Looking Statements

This press release may contain "forward-looking statements" as defined under applicable securities laws, including, without limitation, statements regarding the completion of the planned CognoGroup spinout, ongoing restructuring efforts, expected future operations, and anticipated partnerships or collaborations. These forward-looking statements reflect the Company’s current views about future events and are subject to certain risks, uncertainties, and assumptions. Actual results, performance, or achievements may differ materially from those described or implied by these statements. Factors that could cause actual results to differ include but are not limited to, general economic conditions, changes in market conditions, the Company’s ability to execute its restructuring plan, legal or regulatory changes, and other risks and uncertainties as described in the Company’s filings with the Securities and Exchange Commission (SEC), including the latest Annual Report on Form 10-K and subsequent filings. The Company undertakes no obligation to update or revise any forward-looking statements, except as required by law.

Risks and Uncertainties

We advise readers that these forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to differ significantly from those expressed or implied. Such risks include, but are not limited to, market conditions, competition, and regulatory changes, as well as those items mentioned in our latest filings with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K.

Third-Party Information

We do not endorse or accept any responsibility for third-party projections or data referenced in this press release. Any reliance on such information is at the user's own risk.

Disclaimer

This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company. Any offers, solicitations, or recommendations to purchase or sell securities will be made only through appropriate legal documentation and only in jurisdictions where such offers, solicitations, or recommendations are legally permitted. The Company makes no representations or warranties about the accuracy or completeness of the information contained in this press release, and any reliance on this information is strictly at your own risk.

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